EXHIBIT 107

CALCULATION OF FILING FEE TABLES

FORM S-1

BARREL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(o)	—	—	$5,000,000.00	0.00013810	$690.50

	Total Offering Amounts				$5,000,000.00		$690.50
	Total Fees Previously Paid						$0.00
	Total Fee Offsets						$0.00
	Net Fee Due						$690.50

Offering Note

The proposed maximum aggregate offering price is $5,000,000.00. The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the maximum aggregate offering price of the securities being registered. At the Section 6(b) fee rate in effect for the federal government's fiscal year 2026 of $138.10 per $1,000,000 (0.00013810), the amount of the registration fee is $690.50.